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                                                                   EXHIBIT 10.14


                                  CERTEGY INC.

                         EXECUTIVE LIFE AND SUPPLEMENTAL
                             RETIREMENT BENEFIT PLAN

                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT
                                (NEW PARTICIPANT)

         THIS SPLIT DOLLAR LIFE INSURANCE AGREEMENT (the "Agreement") is entered into by and between Certegy Inc. (the "Company"), and _____________________ a key employee and executive of the Company (the "Participant") effective as of the _____ day of _____________, 2001 (the "Commencement Date").

                                   WITNESSETH:

         WHEREAS, the Participant is a participant in the Executive Life and Supplemental Retirement Benefit Plan of the Company (the "Plan");

         WHEREAS, the Company is willing to make contributions to the life insurance policy that is owned by the Participant as an additional form of compensation to the Participant as its employee; and

         WHEREAS, the Participant desires to undertake those steps that are necessary to institute his participation in the Plan, including executing the Participant Agreements.

         NOW, THEREFORE, in consideration of these factors and the mutual covenants contained in this Agreement, the Company and the Participant mutually agree as follows:

                            ARTICLE I -- DEFINITIONS

         The following terms shall have the meanings ascribed to them below for purposes of this Agreement. Other capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Plan:

         "COLLATERAL ASSIGNMENT" means the assignment in a form acceptable to the Insurer and the Company, by and from the Participant to the Company, as the same may be modified, amended, supplemented, restated or extended from time to time, pursuant to which the Participant assigns the Policy and the Policy Proceeds to the Company to secure the Participant's obligation to repay the Secured Amount to the Company.

         "COMPANY PREMIUMS" means at any point in time the aggregate sum of all premium payments (whether made pursuant to the terms of the Policy or called for and due under this Agreement) then or theretofore actually paid by the Company to the Insurer and credited to the Policy.


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         "INSURER" means the insurance company listed on Exhibit A, and its successors and assigns.

         "POLICY" means the policy or policies of life insurance (more particularly described in Exhibit A) issued by the Insurer on the life of the Participant and legally owned by the Participant, together with any and all supplements, endorsements and amendments thereto.

         "POLICY DEATH BENEFIT" means at any point in time the total proceeds of the Policy payable when it becomes a claim at death.

         "POLICY PROCEEDS" means any and all proceeds of any type of, from or under the Policy, including (i) the cash surrender value of the Policy, (ii) any and all proceeds of the Policy payable when it becomes a claim at death, maturity or otherwise, and (iii) distributions or shares of surplus, dividends, deposits or additions to the Policy, now or hereafter made thereunder or apportioned thereto.

         "ROLLOUT DATE" has the meaning given to it in Section 7.01.

         "SECURED AMOUNT" has the meaning given to it in Section 3.03.

                       ARTICLE II - APPLICATION FOR POLICY

         The Participant has applied to the Insurer for the Policy and the Participant with the assistance of the Company will take all reasonable and necessary steps to cause the Policy to be issued. The Policy shall provide the Participant a death benefit equal to the amount determined in the sole discretion of the Plan Administrator or the Company's Chief Executive Officer. Such death benefit shall be listed on Exhibit A as the "Participant Death Benefit." The Policy shall at all times be subject to the terms of this Agreement and the Plan.

                         ARTICLE III -- POLICY INTERESTS

         3.01 OWNERSHIP OF POLICY. The Policy shall be owned by and legal title shall be held by the Participant. Unless otherwise provided by this Agreement, the Company shall have no legal, equitable or beneficial right, title or interest in and to the Policy, except to the extent of the lien on and security interest in the Policy and the Policy Proceeds created under the Collateral Assignment.

         3.02 COLLATERAL ASSIGNMENT. The Participant shall execute together with this Agreement the Collateral Assignment documenting the Company's lien on and security interest in the Policy and the Policy Proceeds.

         3.03 SECURED AMOUNT. Subject to the next two sentences, the amount that is secured (the "Secured Amount") by the Collateral Assignment and repayable to the Company upon the occurrence of the Rollout Date shall (a) if the Rollout Date is triggered by the death of the Participant, be equal to the excess of the Policy Death Benefit over the Participant Death Benefit (as listed in Exhibit A) or (b) if the Rollout Date is triggered by any other event, be equal to the


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lesser of the Policy's cash surrender value or the Company Premiums.
Notwithstanding the preceding sentence, if the Participant's employment with the Company is terminated for Cause or if the Participant's employment with the Company is terminated (voluntarily or involuntarily) when the Participant is not vested in his or her Policy pursuant to Section 3.04, then the Secured Amount shall be equal to the cash surrender value of the Policy. Further, in all cases, the then current outstanding dollar amount, if any, that the Company has borrowed from the Policy pursuant to terms of this Agreement and the Policy shall reduce the Secured Amount.

         3.04 VESTING. The Participant shall not become vested in his or her Policy until the occurrence of the third anniversary of the Participant's Commencement Date. The Participant shall only receive credit towards becoming vested in his or her Policy, while the Participant is actively employed by the Company; provided, however the Participant shall continue to receive vesting credit towards his or her Policy after termination of employment, if (a) the Participant's employment with the Company is terminated as a result of Retirement, job elimination, Good Reason or becoming Permanently Disabled and
(b) the Participant is not engaged in a Competitive Activity.

                        ARTICLE IV - PAYMENT OF PREMIUMS

         From and after the Commencement Date, the Company shall pay all premium payments as they become due under the terms of the Policy. The Company's obligation to pay such premiums shall cease at the end of the premium payment schedule, or if earlier, upon the occurrence of any one of the following events:

         (a) the Participant's termination of employment with the Company for any reason, other than a termination of employment on account of Retirement, Good Reason or becoming Permanently Disabled;

         (b) the Participant engaging in a Competitive Activity during the one-year period following his or her termination of employment;

         (c)      the occurrence of the Rollout Date; or

         (d)      the termination of the Plan.

                           ARTICLE V - COMPANY RIGHTS

         In addition to any other rights provided by this Agreement, the Company shall have the following rights with respect to the Policy:

         (a) The Company shall have a lien on and security interest in the Policy and the Policy Proceeds pursuant to the Collateral Assignment;

         (b) The Company shall have the right, without the Participant's consent, to assign or otherwise transfer any or all of its right, title and interest in and to this Agreement, the Collateral Assignment, the Policy and the Policy Proceeds, absolutely or as collateral security to any person


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or entity (including the Insurer or an affiliate of the Company) as determined in the discretion of the Plan Administrator;

         (c) The Company shall have the right to repayment of the Secured Amount upon the Rollout Date;

         (d) The Company shall have the right to borrow or withdraw from the cash surrender value of the Policy according to the Policy provisions an aggregate amount not to exceed (i) the Policy's cash surrender value for periods before the Participant is vested in the Policy pursuant to Section 3.04 and (ii) the Company Premiums for all periods after the Participant becomes vested in the Policy;

         (e) The Company shall have the right to exercise all investment direction rights under the Policy while the Participant is not vested in his or her Policy pursuant to Section 3.04, and at any time thereafter upon ten (10) days advance written notice to the Participant, but only if the Company determines that it is necessary to assume authority over the investment direction in order to protect its interest in the repayment of the Secured Amount; and

         (f) The Company shall have the right to terminate or otherwise restrict the Participant's rights to borrow or withdraw funds from the Policy under Article VI(b), if the Company determines in good faith that such action is desirable to avoid (or lessen) the taxation of earnings in the Policy to the Participant during the period prior to the Rollout Date. In the event the Company terminates or restricts such rights of the Participant, the Company may take appropriate steps to unwind any existing loans taken by the Participant.

                         ARTICLE VI - PARTICIPANT RIGHTS

         In addition to any other rights provided by this Agreement and the Policy, the Participant shall have the following rights with respect to the
Policy:

         (a) The Participant shall have the right to all investment direction authority (as modified by clause (e) of Article V) under the Policy after the Participant becomes vested therein pursuant to Section 3.04;

         (b)      Unless terminated or restricted by the Company as provided in
Article V, for periods after the Participant becomes vested in the Policy pursuant to Section 3.04, the Participant shall have the right to borrow or withdraw from the cash surrender value of the Policy an aggregate amount not greater than one half of the cash surrender value in excess of the Company Premiums determined at the time of the loan or withdrawal. For periods before the Participant is vested in the Policy pursuant to Section 3.04, the Participant shall not have the right to borrow against or withdraw from the Policy;

         (c) The Participant shall have the right to designate and change the beneficiary (or beneficiaries) of the Policy;


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         (d)      The Participant shall have the right to select optional
methods of repayment with regard to the Secured Amount as provided by Section 7.03; and

         (e) The Participant shall have the right to transfer to another person or entity all or a portion of the Participant's right, title and interest in and to the Policy, subject in all cases to the Plan and this Agreement, the Collateral Assignment and prior written notice to the Company.

           ARTICLE VII - ROLLOUT DATE AND REPAYMENT OF SECURED AMOUNT

         7.01 ROLLOUT DATE. This Agreement shall remain in effect from and after the Commencement Date until it terminates upon the earliest of the following events to occur (each a "Rollout Date"):

                  (a) The later of (i) the fifteenth anniversary of the Participant's Commencement Date, or (ii) Participant's attainment of age sixty
(60);

                  (b) The Participant's termination of employment from the Company other than on account of (i) Retirement, (ii) becoming Permanently Disabled, (iii) Good Reason or (iv) a job elimination;

                  (c) The termination of the Participant's employment by the Company for Cause;

                  (d) The Participant engaging in a Competitive Activity during the one-year period following his or her termination of employment;

                  (e)      The termination of the Plan;

                  (f) Prior to a Change in Control, the date the Company, in its sole discretion, voluntarily elects to terminate this Agreement; or

                  (g)      The death of the Participant.

         7.02 REPAYMENT OF SECURED AMOUNT UPON DEATH OF PARTICIPANT. Upon termination of this Agreement pursuant to Section 7.01(g) (i.e., the death of the Participant), the Participant agrees that the Insurer, upon written demand therefor by the Company following the death of the Participant, will pay to the Company from the Policy Proceeds an amount equal to the Secured Amount. The balance of the Policy Proceeds shall be paid to the beneficiary or beneficiaries designated to receive such balance in accordance with the terms of the Policy.

         7.03 REPAYMENT OF SECURED AMOUNT IN CIRCUMSTANCES OTHER THAN DEATH. Upon termination of this Agreement pursuant to Section 7.01(a), 7.01(b), 7.01(c), 7.01(d), 7.01(e) or 7.01(f), the Participant shall, and hereby agrees to, repay to the Company the Secured Amount using one of the methods in the Participant's discretion as follows:

                  (a) by directing the Insurer to withdraw and pay the Secured Amount to the Company from the Policy Proceeds;


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                  (b)      by taking a loan on the Policy equal to the Secured
Amount and paying such loan proceeds to the Company; or

                  (c) by making a payment to the Company from the Participant's separate funds equal to the Secured Amount;

         provided, that if the Participant fails to make an election of one of the above methods and to repay to the Company the Secured Amount within thirty
(30) days following the termination of this Agreement, the Company will elect the repayment method (and obtain the Secured Amount from the Policy Proceeds) from among the methods described in clause (a) or (b) of this sentence. Notwithstanding anything to the contrary, if this Agreement and the Collateral Assignment shall have been assigned as provided in Article V(b), and provided the Participant has been given notice thereof, the payments or transfer to be made in satisfaction of the Participant's repayment obligations hereunder shall be distributed or made in accordance with the instruments evidencing or governing the terms of such assignment for application to the obligations and indebtedness secured thereby in order of priority established by such instruments.

         7.04 AFTER REPAYMENT OF SECURED AMOUNT. After this Agreement terminates and the Secured Amount is repaid to the Company pursuant to this Article, the Company shall release the Collateral Assignment, thereby restoring in the Participant all rights with respect to the Policy.

                          ARTICLE VIII - MISCELLANEOUS

         8.01 AGREEMENT SUBJECT TO THE PLAN. The terms and provisions of this Agreement shall at all times be subject to the terms and provisions of the Plan. If any terms or provisions of this Agreement shall conflict with the terms or provisions of the Plan, the terms and provisions of the Plan shall control.

         8.02 BINDING EFFECT. This Agreement and the rights and obligations herein shall inure to the benefit of and bind the heirs, legal representatives, successors and assigns of the parties hereto, including successors of the Company resulting from a direct or indirect purchase, merger, acquisition, consolidation, affiliation or other corporate restructuring.

         8.03 AMENDMENT OF AGREEMENT. The terms and provisions of this Agreement may be amended by the Company in its sole discretion at any time; provided, however, (a) any amendment to this Agreement that imposes new responsibilities on the Participant must be by mutual agreement of the Participant and the Company, and shall be in writing and signed by the Participant and the Company and (b) the Company's power to amend this Agreement shall be subject to the Plan restrictions on the Company's power to amend the Plan.

         8.04 GOVERNING LAW. This Agreement shall be subject to and governed by the laws of the State of Georgia, without regard to choice of law or conflict of law principles, except to the extent such laws shall be superceded by the laws of the United States.

         8.05 GENDER, NUMBER AND EXAMPLES. Except where otherwise indicated by the context, in this Agreement, the singular or plural number and the masculine, feminine or neuter


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gender shall be deemed to include the other. Whenever an example is provided or the text uses the term "including" followed by a specific item or items, or there is a passage having a similar effect, such passage of this Agreement shall be construed as if the phrase "without limitation" followed such example or term (or otherwise applied to such passage in a manner that avoids limitation on its breadth of application).

                            [SIGNATURE PAGE FOLLOWS]


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         IN WITNESS WHEREOF, this Agreement is executed effective as of the
Commencement Date.



                                     CERTEGY INC.



                                     By:
                                        ---------------------------------------
                                            Name:
                                            Title:



                                     ------------------------------------------
                                     Participant


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                      SPLIT DOLLAR LIFE INSURANCE AGREEMENT

                                    EXHIBIT A



LIFE INSURANCE BENEFIT

Insurer:
         --------------------------------------

Policy Number:
              ---------------------------------

Effective Date of Policy:
                         ----------------------

Participant Death Benefit: $
                            -------------------


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